Registration No. _________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                         NATIONAL PENN BANCSHARES, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

          Pennsylvania                                       23-2215075
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(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

Philadelphia and Reading Avenues
  Boyertown, Pennsylvania                                      19512
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(Address of Principal                                        (Zip Code)
 Executive Offices)

                National Penn Bancshares, Inc. Community Employee
                          Substitute Stock Option Plan
                            (Full title of the Plan)

                                Wayne R. Weidner
                               President and Chief
                                Executive Officer
                         National Penn Bancshares, Inc.
                        Philadelphia and Reading Avenues
                          Boyertown, Pennsylvania 19512
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                     (Name and address of agent for service)

                                 (610) 369-6130
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          (Telephone number, including area code, of agent for service)
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                                   Copies to:

                         H. Anderson Ellsworth, Esquire
                         Jay W. Waldman, Esquire
                         Ellsworth, Carlton & Waldman, P.C.
                         1105 Berkshire Boulevard
                         Suite 320
                         Wyomissing, PA  19610
                         (610) 374-1135

                         CALCULATION OF REGISTRATION FEE

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                                Proposed          Proposed
 Title of          Amount       maximum           maximum          Amount of
securities          to be       offering         aggregate       registration
  to be          registered      price            offering            fee
registered       (1)           per share(2)        price
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Common           13,514          $21.219        $286,753.57         $71.69
Stock            shares
(without         (with Rights)
par value)
(and associated
Stock Purchase
Rights) (3)
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(1) In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, as provided by the Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), based on the average of the high and low sale prices of the Common Stock on the Nasdaq National Market tier of the Nasdaq Stock Market on January 25, 2001.

(3) Prior to the occurrence of certain events, the Stock Purchase Rights will not be evidenced separately from the Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following  documents are incorporated by reference in this Registration
Statement:

     (a) The Annual Report on Form 10-K of the Registrant for the year ended December 31, 1999.

     (b) The Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2000.

     (c) The Quarterly Report on Form 10-Q of the Registrant for the quarter ended June 30, 2000.

     (d) The Quarterly Report on Form 10-Q of the Registrant for the quarter ended September 30, 2000.

     (e) All other reports filed by the Registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999.

     (f) The description of the Registrant's common shares which is contained in the Registration Statement on Form 8-A of the Registrant dated February 24, 1983, filed pursuant to the Exchange Act.

     (g) The description of the Registrant's Shareholder Rights Plan which is contained in the Registration Statement on Form 8-A of the Registrant dated September 11, 1989, as amended by Amendment No. 1 to Form 8-A dated August 21, 1999, filed pursuant to the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Certain legal matters in connection with the Plan have been passed upon for the Registrant by the law firm of Ellsworth, Carlton & Waldman, P.C., Wyomissing, Pennsylvania. As of January

24, 2001, attorneys in the law firm of Ellsworth, Carlton & Waldman, P.C. own, directly or indirectly, a total of 6,890 shares of the Registrant's common stock.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, with the approval of a corporation's shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to act unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The Registrant's bylaws provide for (1) indemnification of directors, officers, employees, and agents of the Registrant and of its subsidiaries, and
(2) the elimination of a director's liability for monetary damages, each to the full extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Registrant.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not applicable.

Item 8.   Exhibits.
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     4.1 National Penn Bancshares, Inc. Community Employee Substitute Stock Option Plan.

     4.2 Amendment to Rights Agreement dated as of August 21, 1999, between National Penn Bancshares, Inc. and National Penn Bank, as Rights Agent (including as Exhibit "A" thereto, the Rights Agreement dated as of August 23, 1989, between National Penn Bancshares, Inc. and National Bank of Boyertown, as Rights Agent) (incorporated by reference to
          Exhibit 4.1 to the  Registrant's  Report on Form 8-K dated  August 21,
          1999).

     4.3  Articles  of   Incorporation   of  National  Penn   Bancshares,   Inc.
          (incorporated   by  reference  to  Exhibit  3.1  to  the  Registrant's
          Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

     4.4  Bylaws of National Penn Bancshares, Inc. (incorporated by reference to
          Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

     5.1 Opinion re: Legality and Consent of Ellsworth, Carlton & Waldman, P.C., special counsel to the Registrant.

     23.1 Consent of Grant Thornton LLP.

     23.2 Consent of Ellsworth, Carlton & Waldman, P.C., special counsel to the Registrant (included in Exhibit 5.1).

     24   Power of Attorney.

Item 9.   Undertakings.
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     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated herein by reference;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated herein by reference;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Boyertown, Commonwealth of Pennsylvania, on this 24th day of January, 2001.

                                               NATIONAL PENN BANCSHARES, INC.
                                               (Registrant)


                                               By   /s/Wayne R. Weidner
                                                    ----------------------------
                                                        Wayne R. Weidner,
                                                        President and Chief
                                                        Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                        Title
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/s/Gary L. Rhoads             Treasurer                         January 24, 2001
-------------------------     (Principal Financial
Gary L. Rhoads                and Accounting Officer)



/s/John H. Body               Director                          January 24, 2001
-------------------------
John H. Body


/s/J. Ralph Borneman, Jr.     Director                          January 24, 2001
-------------------------
J. Ralph Borneman, Jr.


/s/Frederick H. Gaige         Director                          January 24, 2001
-------------------------
Frederick H. Gaige


/s/John W. Jacobs             Director                          January 24, 2001
-------------------------
John W. Jacobs


/s/Lawrence T. Jilk, Jr.      Director and                      January 24, 2001
-------------------------     Chairman
Lawrence T. Jilk, Jr.


-------------------------     Director
Frederick P. Krott

/s/Patricia L. Langiotti      Director                          January 24, 2001
-------------------------
Patricia L. Langiotti


/s/Robert E. Rigg             Director                          January 24, 2001
-------------------------
Robert E. Rigg


/s/C. Robert Roth             Director                          January 24, 2001
-------------------------
C. Robert Roth


/s/Wayne R. Weidner           Director, President               January 24, 2001
-------------------------     and Chief Executive
Wayne R. Weidner              Officer (Principal
                              Executive Officer)

                                  EXHIBIT INDEX

Exhibit
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4.1 National Penn Bancshares, Inc. Community Employee Substitute Stock Option Plan.

4.2 Amendment to Rights Agreement dated as of August 21, 1999, between National Penn Bancshares, Inc. and National Penn Bank, as Rights Agent (including as Exhibit "A" thereto, the Rights Agreement dated as of August 23, 1989, between National Penn Bancshares, Inc. and National Bank of Boyertown, as Rights Agent) (incorporated by reference to
          Exhibit 4.1 to the  Registrant's  Report on Form 8-K dated  August 21,
          1999).

4.3       Articles  of   Incorporation   of  National  Penn   Bancshares,   Inc.
          (incorporated   by  reference  to  Exhibit  3.1  to  the  Registrant's
          Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

4.4       Bylaws of National Penn Bancshares, Inc. (incorporated by reference to
          Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

5.1 Opinion re: Legality and Consent of Ellsworth, Carlton & Waldman, P.C., special counsel to the Registrant.

23.1      Consent of Grant Thornton LLP.

23.2 Consent of Ellsworth, Carlton & Waldman, P.C., special counsel to the Registrant (included in Exhibit 5.1).

24        Power of Attorney.